BRIGHAM MINERALS, INC.
REPORTS RECORD FOURTH QUARTER 2019 AND FULL YEAR OPERATING AND FINANCIAL RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - February 27, 2020 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced record operating and financial results for the quarter ended December 31, 2019, as well as recent developments.

FOURTH QUARTER 2019 OPERATING AND FINANCIAL HIGHLIGHTS

•	Record daily production volumes of 9,627 Boe/d (73% liquids, 58% oil)

◦	Up 23% sequentially from Q3 2019 and up 110% from Q4 2018

◦	Permian Basin production volumes up 45% from Q3 2019 to a record 5,054 Boe/d

•	Record mineral and royalty revenues totaling $33.1 million

◦	Up 37% sequentially from Q3 2019

◦	12% increase in realized pricing from Q3 2019

•	Net income totaling $12.3 million

•	Adjusted EBITDA ex Lease Bonus(1) totaling $26.3 million

◦	Up 44% sequentially from Q3 2019 and up 113% from Q4 2018

•	Declared Q4 2019 dividend of $0.38 per share of Class A common stock

◦	Up 15% sequentially from Q3 2019 despite December 2019 follow-on offering

◦	Dividend represents a 100% payout ratio

•	Closed 51 transactions acquiring approximately 3,000 net royalty acres deploying $37.8 million in mineral acquisition capital

◦	Increased Permian Basin position by 1,150 net royalty acres, or 4% sequentially, from Q3 2019

◦	During full year 2019, acquired 13,400 net royalty acres deploying $218 million

•	Averaged 60 rigs drilling approximately 2,500 net royalty acres across the Company's portfolio

•	892 gross (5.9 net) drilled but uncompleted locations (“DUCs”) in inventory as of December 31, 2019

◦	During Q4 2019, converted 376 (38%) gross and 2.6 (42%) net DUCs in inventory as of September 30, 2019

◦	During 2019, converted 92% of net DUCs in inventory as of December 31, 2018

2020 GUIDANCE

•	Increased full year 2020 production guidance to 10,000 Boe/d to 11,000 Boe/d (greater than 56% oil cut), which excludes the impact of deploying 2020 mineral acquisition capital

◦	Anchored by current proved developed producing locations and current DUC / permit inventory

◦	Additional detail in 2020 Operational and Financial Guidance table

RECENT DEVELOPMENTS

•	Subsequent to quarter-end, increased borrowing base to $180 million from $150 million

◦	December 31, 2019 liquidity of $201 million (excludes $30 million increase to RBL capacity)

(1)	Non-GAAP measure. See “Non-GAAP Financial Measures” below.

Ben M. (“Bud”) Brigham, Executive Chairman commented, “Our 23% sequential production growth during the fourth quarter clearly demonstrates the resiliency of our “core-of-core” liquids weighted mineral position. Likewise, the 110% yearly production growth reaffirms the long-term strength of our diversified portfolio to deliver extended organic growth as well as our team’s ability to execute accretive ground game acquisitions. Our follow-on offering, executed in December, provides ample 2020 liquidity for our technical team to continue to execute upon our accretive ground game acquisitions. We are also excited to announce a 2020 mineral acquisition capital budget of $160 to $240 million, largely anticipated to be deployed to Permian Basin opportunities.”

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “During the fourth quarter, we saw record DUC to PDP conversions across our assets. Our 376 gross DUCs converted to PDP this quarter were 53% greater than the 245 conversions last quarter. The ramp in our converted DUCs helped to fuel our 23% sequential production growth and record revenues. Even with the strong DUC conversions in the fourth quarter, we were able to reload 95% of our net DUC inventory and we remain excited about our continued forecasted production growth into 2020. Our 892 gross DUCs (5.9 net) in inventory as of year-end 2019 will be completed by well capitalized highly active operators including Continental Resources, Royal Dutch Shell, Occidental Petroleum and ExxonMobil. Furthermore, we saw a strong replenishment of gross and net permits during Q4 2019. Gross permits on our acreage increased to 715 (681 in Q3 2019) and net permits stayed steady at 4.4 (4.5 in Q3 2019). After the strong performance of our assets in Q4 2019, we are excited to raise our base production guidance for the full year 2020 to 10,000 - 11,000 Boe/d, which excludes production volumes associated with our ongoing 2020 acquisition ground game.”

Blake C. Williams, Chief Financial Officer, added, “We are extremely pleased with our financial performance in the fourth quarter, especially our record revenues, Adjusted EBITDA(1), and discretionary cash flow(1). The outperformance of our portfolio, anchored by continued strong completion and drilling activity across our Permian assets, allowed us to substantially raise our dividend by over 15% this quarter even after issuing 6 million new shares in our follow-on offering this December. Our discretionary cash flow per share of Class A common stock was $0.45 on a pre-tax basis, which was up 22% from the third quarter, and $0.38 per share on a post-tax basis, up 15% from the third quarter. Our ability to grow the dividend this quarter in a challenging market underscores the quality of our core asset position and resiliency of the Brigham Minerals business model.”
(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below.

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update
During the three months ended December 31, 2019, the Company executed 51 transactions acquiring 3,000 net royalty acres (standardized to a 1/8th royalty interest) and deployed $37.8 million in capital to the Permian, SCOOP/STACK, and Williston Basins. The Company deployed approximately 57% of its mineral acquisition capital in the fourth quarter to the Permian Basin (42% Delaware and 15% Midland), 20% to the Anadarko Basin, and 19% to the Williston Basin. Fourth quarter acquisitions are expected to deliver near-term production and cash flow growth with the addition of 87 gross DUCs (0.5 net DUCs) and 47 gross permits (0.2 net permits) to inventory counts.
During the twelve months ended December 31, 2019, the Company completed 216 transactions acquiring 13,400 net royalty acres (standardized to a 1/8th royalty interest) and deployed $218 million in capital to the Permian, SCOOP/STACK/Merge, Williston and DJ Basins. The Company deployed approximately 71% of its mineral acquisition capital in 2019 to the Permian Basin (62% Delaware and 9% Midland), 23% to the Anadarko Basin, 5% to the Williston Basin and 1% to the DJ Basin. The acquired minerals added 210 gross DUCs (2.0 net DUCs) and 99 gross permits (0.5 net permits) to its inventory counts over the year. As of December 31, 2019, the Company had acquired roughly 82,200 net royalty acres, encompassing 12,777 gross (112 net) undeveloped horizontal locations, across 39 counties in what the Company views as the core of the Permian Basin in West Texas and New Mexico, the SCOOP/STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming and the Williston Basin in North Dakota.

The table below summarizes the Company’s mineral and royalty interest ownership at the dates indicated.

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres (1)
December 31, 2019	25,750	4,100	11,100	10,700	15,600	7,750	7,200	82,200
September 30, 2019	24,900	3,800	10,600	10,250	15,450	7,100	7,100	79,200
June 30, 2019	21,750	3,500	10,250	10,050	15,450	6,900	6,200	74,100
March 31, 2019	20,550	3,200	9,750	9,700	15,450	6,850	6,000	71,500
Acres Added Q/Q	850	300	500	450	150	650	100	3,000
% Added Q/Q	3%	8%	5%	4%	1%	9%	1%	4%
December 31, 2018	19,200	3,200	8,700	9,700	15,400	6,800	5,800	68,800
Acres Added 2019	6,550	900	2,400	1,000	200	950	1,400	13,400
Acres Sold 2019	(100)	0	0	0	0	0	0	(100)
% Added 2019	34%	28%	28%	10%	1%	14%	24%	19%
(1) Individual amounts may not add to totals due to rounding

DUC Conversions Updates
The Company saw significant conversion of its DUC inventory during the fourth quarter with over 376 gross (2.6 net) horizontal wells identified that had been converted to production, which represented 38% of its gross DUC inventory as of Q3 2019 (42% of net DUCs). During 2019, the Company converted 697 gross DUCs (5.6 net DUCs) to PDP, which represents 86% of its gross DUC inventory (92% of its net DUCs) as of year-end 2018. Well additions during 2019 are summarized in the table below:

2019 Well Additions to Proved Developed Producing
	Gross		Net
DUCs	697	45%	5.6	45%
Permits	134	9%	0.7	6%
Acquired	594	38%	5.2	42%
Unpermitted	128	8%	0.9	7%
Total	1,553	100%	12.4	100%

Drilling Activity Update
During the fourth quarter 2019, the Company averaged approximately 60 rigs running on its mineral and royalty interests with approximately 2,500 net royalty acres under development as compared to 53 rigs and 2,540 net royalty acres under development on average over the prior seven quarters. The Company had 32 rigs operating on its Permian Basin minerals and 16 rigs on its SCOOP minerals. Key operators running rigs on Brigham’s mineral position included Continental (10 rigs), ExxonMobil (9 rigs), Occidental Petroleum (4 rigs), Marathon Oil (3 rigs) and Hess Corporation (3 rigs).
During 2019, the Company averaged 65 rigs running on its mineral and royalty interests with approximately 2,700 net royalty acres under development. During 2019, the Company had an average of 29 rigs operating on its Permian Basin minerals and 16 on its SCOOP minerals. Key operators running rigs on Brigham’s mineral position during 2019 included Continental (14 rigs), ExxonMobil (8 rigs), Occidental Petroleum (4 rigs), Marathon Oil (3 rigs) and Concho Resources (2 rigs). Brigham’s rig activity over the past eight quarters is summarized in the table below:

	Q1 18	Q2 18	Q3 18	Q4 18	Q1 19	Q2 19	Q3 19	Q4 19
Total Rigs	25	31	51	64	73	62	63	60
NRA Under Development	941	1,326	3,249	3,820	3,383	2,284	2,796	2,467
% of Total NRA	2%	2%	5%	6%	5%	3%	4%	3%

DUC and Permit Inventory Update

The Company expects 2020 production growth will be driven by the continued conversion of its DUC and permit inventory. Brigham’s gross and net DUC and permit inventory as of December 31, 2019 by basin is outlined in the table below:

	Development Inventory by Basin (1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	255	136	118	19	181	155	28	892
Permits	168	119	15	10	201	198	4	715
Net Inventory
DUCs	2.4	0.8	0.7	0.1	1.4	0.5	0.1	5.9
Permits	1.3	0.4	0.1	0.0	2.2	0.3	—	4.4
(1) Individual amounts may not add to totals due to rounding.

FINANCIAL UPDATE

For the three months ended December 31, 2019, crude oil, natural gas and NGL production volumes, increased 110% to 9,627 Boe/d (73% liquids) as compared to the same prior year period, largely due to a 132% increase in Permian Basin volumes and a 120% increase in Anadarko Basin volumes.

Fourth quarter 2019 average realized prices were $55.55 per barrel of oil, $1.88 per Mcf of natural gas, and $14.22 per barrel of NGL, for a total equivalent price of $37.39 per Boe, excluding the effect of derivative instruments. This represents a 12% increase relative to third quarter 2019 and is 7% lower than year-ago levels of $40.15 per Boe.

The Company’s net income was $12.3 million for the three months ended December 31, 2019, inclusive of $1.8 million of non-cash share-based compensation expense. Adjusted EBITDA was $26.8 million for the three months ended December 31, 2019, up 106% from the same prior-year period. Adjusted EBITDA ex lease bonus was $26.3 million for the three months ended December 31, 2019, up 113% from the prior year. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

For the twelve months ended December 31, 2019, crude oil, natural gas and NGL production volumes, increased 91% to 7,414 Boe/d (71% liquids) as compared to the prior year, due to a 138% increase in Permian Basin volumes and a 103% increase in Anadarko Basin volumes.

Full year 2019 average realized prices were $54.16 per barrel of oil, $2.07 per Mcf of natural gas, and $15.03 per barrel of NGL, for a total equivalent price of $36.17 per Boe, excluding the effect of derivative instruments. This represents a 14% decrease relative to 2018 realized prices of $42.19 per Boe.

The Company’s net income was $21.6 million for the twelve months ended December 31, 2019, inclusive of $6.9 million of loss on extinguishment of debt and $10.0 million of non-cash share-based compensation expense. Adjusted EBITDA was $78.2 million for the twelve months ended December 31, 2019, up 47% from the prior year. Adjusted EBITDA ex lease bonus was $74.6 million for the twelve months ended December 31, 2019, up 63% from the prior year.

As of December 31, 2019, the Company had a cash balance of $51.1 million and $150.0 million of capacity on its revolving credit facility, providing the Company with total liquidity of $201.1 million. As of February 27, 2020, the Company had increased its borrowing base under its revolving credit facility to $180.0 million from $150.0 million, adding additional capacity to execute on ground game acquisition opportunities.

Fourth Quarter and Full Year 2019 Results

Financial and Operational Results	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands, except per unit of production data)	2019	2018	2019	2018
Operating Revenues
Oil sales	$28,534	$12,881	$82,048	$47,040
Natural gas sales	2,697	2,195	9,724	7,014
NGL sales	1,881	1,836	6,114	5,704
Total mineral and royalty revenue	$33,112	$16,912	$97,886	$59,758
Lease bonus and other revenue	502	679	3,629	7,506
Total Revenue	$33,614	$17,591	$101,515	$67,264
Net Production
Oil (MBbls)	514	234	1,515	777
Natural Gas (MMcf)	1,438	711	4,707	2,507
NGLs (MBbls)	132	69	407	222
Total Net Production (MBoe)	886	421	2,706	1,417
Total Net Daily Production (Boe/d)	9,627	4,579	7,414	3,881
Realized Prices ($/Boe)
Oil ($/Bbl)	$55.55	$55.16	$54.16	$60.56
Natural gas ($/Mcf)	1.88	3.09	2.07	2.80
NGLs ($/Bbl)	14.22	26.50	15.03	25.72
Average Realized Price excluding Derivatives	$37.39	$40.15	$36.17	$42.19
Average Realized Price including Derivatives	$37.52	$39.95	$36.35	$41.66
Operating Expenses
Gathering, transporting and marketing	$1,235	$1,050	$4,985	$3,944
Severance and ad valorem taxes	2,203	937	6,409	3,536
Depreciation, depletion and amortization	10,630	4,306	30,940	13,915
General and administrative (excluding share-based compensation)	3,368	2,566	11,914	6,638
Total Operating Expenses (before share-based compensation)	$17,436	$8,859	$54,248	$28,033
General and administrative, share-based compensation	1,816	—	10,049	—
Total Operating Expenses	$19,252	$8,859	$64,297	$28,033
Income From Operations	$14,362	$8,732	$37,218	$39,231
Gain (loss) on derivative instruments, net	(47)	1,618	(568)	424
Interest expense, net	(449)	(3,418)	(5,609)	(7,446)
Loss on extinguishment of debt	41		(6,892)	—
Gain on sale and distribution of equity securities	—	—	—	823
Other income, net	4	53	169	110
Income Before Taxes	$13,911	$6,985	$24,318	$33,142
Income tax expense	1,565	(129)	2,679	327
Net Income	$12,346	$7,114	$21,639	$32,815
Less: net income attributable to predecessor	—	(6,166)	(5,092)	(30,976)
Less: net income attributable to temporary equity	(7,269)	—	(9,646)	—
Net income attributable to Brigham Minerals, Inc. Stockholders	$5,077	$948	$6,901	$1,839

Unit Expenses ($/Boe)
Gathering, transportation and marketing	$1.40	$2.49	$1.84	$2.78
Severance and ad valorem taxes	2.49	2.22	2.37	2.50
Depreciation, depletion and amortization	12.00	10.22	11.43	9.82
General and administrative (before share-based compensation)	3.80	6.09	4.40	4.69
General and administrative, share-based compensation	2.05	—	3.71	—
Interest expense, net	0.51	8.11	2.07	5.25

QUARTERLY CASH DIVIDEND

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the fourth quarter 2019 of $0.38 per share of Class A common stock, to be paid on March 19, 2020 to holders of record as of March 12, 2020.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

2020 OPERATIONAL AND FINANCIAL GUIDANCE

Guidance Ranges	Low		High
Daily Net Production (Boe/d) Sans Acquisitions	10,000	—	11,000
Oil Cut (%)	56%	—	59%
Lease Bonus ($ millions)	$4.5	—	$6.0

Unit Costs ($/Boe)
Cash G&A Expense Plus Share Based Compensation Expense ($/Boe)	$5.25	—	$6.35
Cash G&A Expense ($/Boe)	$3.60	—	$4.10
Share Based Compensation Expense ($/Boe)	$1.65	—	$2.25
Gathering, Transportation, and Marketing ($/Boe)	$1.65	—	$2.25
Production Taxes (% of Revenue)	7%	—	9%

Taxes
Tax Depletion ($/Boe)	$9.00	—	$11.50
Percent of Dividend Expected to be Return of Capital (Low: $55.00/Bbl and High: $50.00 Flat Pricing)	50%	—	70%

Mineral Acquisition Capital
Ground Game Acquisition Budget ($ millions)	$160	—	$240

BRIGHAM MINERALS FOURTH QUARTER 2019 EARNINGS CONFERENCE CALL

•	Friday, February 28, 2020 at 12:00 p.m. Eastern Time (11:00 a.m. Central Time)

•	Pre-register by visiting http://dpregister.com/10138905

•	Listen to a live audio webcast of the call by visiting the Company’s website

◦	https://investors.brighamminerals.com

•	A recording of the webcast will be available on the Company’s website after the call

Additionally, Brigham Minerals plans to participate in the following events and conferences

•	March 2-3: Credit Suisse Energy Summit - Vail

•	The Company is presenting on March 3 at 12:10 p.m. Mountain Time

•	March 24-25: Simmons Energy Conference - Vegas

•	The Company is presenting in a panel on March 25 at 9:45 a.m. Pacific Time

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA margin and Discretionary Cash Flow are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted Net Income as net income (loss) before loss on extinguishment of debt. We define Adjusted EBITDA as adjusted net income (loss) before depreciation, depletion and amortization, share based compensation expense, interest expense, gain or loss on sale and distribution of equity securities, gain or loss on derivative instruments and income tax expense, less other income and gain or loss on sale of oil and gas properties. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus revenue we receive due to the unpredictability of timing and magnitude of the revenue. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA margin and Discretionary Cash Flow do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA margin and Discretionary Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA margin and Discretionary Cash Flow may differ from computations of similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA margin and Discretionary Cash Flow to the most directly comparable GAAP financial measure for the periods indicated.

SUPPLEMENTAL SCHEDULES

Note: Items reconciled below may also pertain to non-GAAP financial items that may be discussed in the earnings call

Reconciliation of Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA ex Lease Bonus

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ In thousands)	2019	2018	2019	2018
Net Income	$12,346	$7,114	$21,639	$32,815
Add:
Loss on extinguishment of debt	(41)	—	6,892	—
Adjusted Net Income	$12,305	$7,114	$28,531	$32,815
Add:
Depreciation, depletion and amortization	10,630	4,306	30,940	13,915
Share-based compensation expense	1,816	—	10,049	—
Interest expense	449	3,418	5,609	7,446
Loss on derivative instruments, net	47	—	568	—
Income tax expense	1,565	—	2,679	327
Less:
Gain on derivative instruments, net	—	1,618	—	424
Income tax benefit	—	129	—	—
Other income, net	4	53	169	110
Gain on sale and distribution of equity securities	—	—	—	823
Adjusted EBITDA	$26,808	$13,038	$78,207	$53,146
Lease bonus	502	679	3,629	7,506
Adjusted EBITDA ex Lease Bonus	$26,306	$12,359	$74,578	$45,640
Memo: Adjusted EBITDA Margin
Revenue	$33,614	$17,591	$101,515	$67,264
Adjusted EBITDA	$26,808	$13,038	$78,207	$53,146
Adjusted EBITDA Margin	80%	74%	77%	79%

Reconciliation of Discretionary Cash Flow

	Three Months Ended
($ In thousands, except per share amounts)	December 31, 2019	September 30, 2019	June 30, 2019
Adjusted EBITDA (1)	$26,808	$19,286	$18,289
Less:
Adjusted EBITDA attributable to non-controlling interest	(10,700)	(10,931)	(10,366)
Adjusted EBITDA attributable to Class A Common Stock	$16,108	$8,355	$7,923
Less:
Cash interest expense	421	72	550
Cash taxes	2,568	731	117
Dividend equivalent rights	248	224	—
Retained cash flow	—	—	—
Less:
Lease bonus attributable to Class A Common Stock	300	421	641
Discretionary cash flow to Class A Common Stock ex Lease Bonus	$12,571	$6,907	$6,615
Plus:
Lease bonus attributable to Class A Common Stock	300	421	641
Discretionary cash flow to Class A Common Stock	$12,871	$7,328	$7,256
Plus:
Cash taxes	2,568	731	117
Discretionary cash flow to Class A Common Stock Pre-Tax	15,439	8,059	7,373

Shares of Class A Common Stock	34,181	21,997	21,997

Discretionary cash flow per share of Class A Common Stock ex. Lease Bonus	$0.37	$0.31	$0.30
Discretionary cash flow per share of Class A Common Stock - Dividend	$0.38	$0.33	$0.33
Discretionary cash flow per share of Class A Common Stock Pre-Tax	$0.45	$0.37	$0.34
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income above.

CONSOLIDATED AND COMBINED BALANCE SHEET

	December 31,
(In thousands, except share data)	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$51,133	$31,985
Restricted cash	—	474
Accounts receivable	30,291	20,695
Prepaid expenses and other	1,688	7,103
Short-term derivative assets	—	1,057
Total current assets	83,112	61,314
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	291,664	228,151
Evaluated property	449,061	289,851
Less accumulated depreciation, depletion, and amortization	(61,103)	(27,628)
Oil and gas properties - net	679,622	490,374
Other property and equipment	5,095	5,408
Less accumulated depreciation	(3,703)	(3,115)
Other property and equipment - net	1,392	2,293
Deferred tax asset	18,823	—
Other assets, net	1,213	45
Total assets	$784,162	$554,026
LIABILITIES AND SHAREHOLDERS'/MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$11,533	$5,662
Current portion of debt	—	2,188
Total current liabilities	11,533	7,850
Long-term debt	—	168,517
Deferred tax liability	—	3,684
Other non-current liabilities	803	27
Temporary equity	454,507	—
Shareholders' and members' equity:
Members' contributed capital	—	208,728
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 34,040,934 shares issued and outstanding at December 31, 2019	340	—
Class B common stock, $0.01 par value; 150,000,000 authorized, 22,847,045 shares issued and outstanding at December 31, 2019	—	—
Additional paid-in capital	323,578	(3,057)
Accumulated (deficit) earnings	(6,599)	168,277
Total shareholders' equity attributable to Brigham Minerals, Inc. and members' equity	317,319	373,948
Total liabilities and shareholders' and members' equity	$784,162	$554,026

CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	Years Ended December 31,
(In thousands, except per share data)	2019	2018	2017
REVENUES
Mineral and royalty revenues	$97,886	$59,758	$30,066
Lease bonus and other revenues	3,629	7,506	10,842
Total revenues	$101,515	$67,264	$40,908
OTHER OPERATING INCOME:
Gain on sale of oil and gas properties, net	—	—	94,551
OPERATING EXPENSES
Gathering, transportation and marketing	4,985	3,944	1,754
Severance and ad valorem taxes	6,409	3,536	1,601
Depreciation, depletion, and amortization	30,940	13,915	6,955
General and administrative	21,963	6,638	3,935
Total operating expenses	$64,297	$28,033	$14,245
NET INCOME FROM OPERATIONS	$37,218	$39,231	$121,214
(Loss) gain on derivative instruments, net	(568)	424	(121)
Interest expense, net	(5,609)	(7,446)	(556)
Loss on extinguishment of debt	(6,892)	—	—
Gain (loss) on sale and distribution of equity securities	—	823	(4,222)
Other income, net	169	110	305
Income before income taxes	$24,318	$33,142	$116,620
Income tax expense	2,679	327	1,008
NET INCOME	$21,639	$32,815	$115,612
Less: Net income attributable to Predecessor	(5,092)	(30,976)	(115,612)
Less: Net income attributable to temporary equity	(9,646)	—	—
Net income attributable to common shareholders	$6,901	$1,839	$—

NET INCOME PER COMMON SHARE
Basic	$0.26	$—	$—
Diluted	$0.26	$—	$—
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	22,870	—	—
Diluted	22,870	—	—

CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

	Years Ended December 31,
(In thousands)	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$21,639	$32,815	$115,612
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	30,940	13,915	6,955
Share-based compensation expense	10,049	—	—
Loss on extinguishment of debt	6,892	—	—
Amortization of debt issue costs	433	690	121
Deferred income taxes	665	237	295
Loss (gain) on derivative instruments, net	568	(424)	121
Net cash received (paid) for derivative settlements	470	(754)	—
(Gain) loss on sale and distribution of equity securities	—	(823)	4,222
Bad debt expense	669	382	—
(Gain) on sale of oil and gas properties	—	—	(94,551)
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	(10,246)	(8,022)	(6,787)
(Increase)/Decrease in other current assets	1,787	(6,116)	(44)
Increase/(Decrease) in accounts payable and accrued liabilities	5,112	(484)	3,956
Increase/(Decrease) in other long-term liabilities	47	28	—
Other operating	—	—	(499)
Net cash provided by (used in) operating activities	$69,025	$31,444	$29,401
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(219,481)	(195,603)	(101,437)
Additions to other fixed assets	(474)	(723)	(1,311)
Proceeds from sale of oil and gas properties, net	3,123	125	111,024
Proceeds from sale of equity securities	—	933	17,896
Net cash provided by (used in) investing activities	$(216,832)	$(195,268)	$26,172
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of short-term related party loan	—	(7,000)	—
Borrowing of short-term related party loan	—	7,000	—
Payments of short-term debt	(4,596)	—	—
Payments of long-term debt	(275,404)	(70,000)	(15,000)
Borrowing of long-term debt	105,000	218,000	27,000
Payment of debt extinguishment fees	(2,091)	—	—
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	277,075	—	—
Proceeds from issuance of Class A common stock, net of offering costs	102,680	—	—
Capital contributions	—	46,011	37,000
Capital distributions	(441)	—	(131,544)
Dividends paid	(14,663)	—	—
Distributions to holders of temporary equity	(19,731)	—	—
Loan closing costs	(1,348)	(4,614)	(103)
Net cash provided by (used in) financing activities	$166,481	$189,397	$(82,647)
Increase/Decrease in cash, cash equivalents and restricted cash	18,674	25,573	(27,074)
Cash, cash equivalents and restricted cash, beginning of period	32,459	6,886	33,960
Cash, cash equivalents and restricted cash end of period	$51,133	$32,459	$6,886

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Permian Basin in Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company's guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, downturns in operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, including the outbreak of pandemic or contagious disease, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-6350

Or

For Investor and Media Inquiries:
Lincoln Churchill Advisors
Julie D. Baughman
(512) 220-1500
InvestorRelations@brighamminerals.com